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                                                                  EXHIBIT 23.1




                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-01071) and related Prospectus of Cypress Bioscience, Inc., formerly known as IMRE Corporation, and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Cypress Bioscience, Inc. at December 31, 1995 and 1994 and for each year then ended, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP


Seattle, Washington
May 1, 1996